Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI Corrects Public Information about its Services
Contract for U.S. Army Interrogation Support in Iraq

-- Company Corrects Confusion, Inaccurate and False Information
That Persists in Media Reports --

Arlington, Va., July 20, 2004 - CACI International Inc (NYSE: CAI) today issued the following statement:

"We continue to find the widespread dissemination of false information about CACI and its work for the U.S. Army in Iraq. The false information being widely repeated pertains to the company's interrogation support work (an intelligence information gathering function) and the company's contracting arrangements for this work.

We have served the U.S. government successfully for over 42 years. Our record of performance has been outstanding and we will not permit the continued false information and distortions to tarnish our excellent reputation earned over all these many years."

Concerning CACI's Work for the U.S. Army in Iraq:

CACI has not, nor has any employee to date been charged or indicted by any office of the U.S. government for any illegal activity in Iraq or elsewhere, regardless of the endless media statements or inferences to the contrary.

The illegally released ("leaked") (SECRET/NO FOREIGN) report of Major General Antonio M. Taguba, USA makes vague allegations against one CACI employee, Mr. Stephan Stefanowicz, who vigorously and adamantly denies the unfounded allegations. No material supporting the Taguba allegations has been made available to date.

CACI's internal investigation, being conducted by outside legal counsel, has not found any evidence of wrongdoing.

No CACI employee appears in any of the notorious photos taken at Abu Ghraib prison located outside Baghdad.

CACI never had more than a total of 10 professional interrogation staff on site at the Abu Ghraib prison at any one time, contrary to statements otherwise

CACI did not provide interrogation support services to the U.S. government in either Guantanamo Bay, Cuba, or Afghanistan, or anywhere else.

CACI continues to provide professional interrogation and analyst support services (an intelligence information gathering function) to the U.S. Army in Iraq.

The U.S. Army in Iraq has consistently reported to CACI that they are quite satisfied with the services and work being performed.

CACI's interrogation team members are all U.S. citizens and hold U.S. government security clearances at the "Secret" or "Top Secret" level.

CACI employees in Iraq work under the supervision and project monitoring (and chain of command) of authorized U.S. military personnel. CACI personnel are also supervised administratively by the company's management organization in Iraq and in the U.S.

Concerning CACI's Contract Arrangement with the U.S. Government:

CACI's work in Iraq, including interrogation and analyst support services, are all in accordance with CACI's contract work orders with the U.S. Army. CACI has complied with these contract work orders in all aspects.

CACI's contract arrangement has been, from the beginning, fully known to officials of the U.S. government, the U.S. Army and the Department of the Interior. All matters at all times have been fully disclosed.

CACI's work orders with the U.S. Army under the Department of the Interior contract have been reviewed by the General Services Administration and the company has been cleared to continue doing business with the U.S. government.

CACI has cooperated fully with every U.S. government inquiry concerning this contract (and work orders) to provide the U.S. Army with interrogation support services in Iraq.

The Department of Interior at Ft. Huachuca's National Business Center (NBC) has said previously that they will permit the existing CACI contracts for the U.S. Army in Iraq to proceed until their completion. CACI has not received any other direction from the National Business Center, or the Department of the Interior, or the U.S. Army.

Concerning Misuse of Contracts:

There has been considerable discussion in the media regarding the misuse of GSA schedule contracts, in general. There has also been an accompanying inquiry into whether CACI's task orders supporting military intelligence activities in Iraq, including providing interrogation services, constitute an appropriate use of such contracts. It is important to understand the environment in which these allegations have been made and the circumstances underlying award of work to CACI. It is also important to recognize that, despite allegations of misuse, after its inquiry into the matter, GSA found CACI to be a "responsible company" and cleared CACI to continue to do business with the U. S. government.

Understanding the history of CACI's military intelligence support work and the general environment in which work has been awarded under the GSA schedule contract puts CACI's position into perspective and explains, in part, why the GSA found CACI to be a responsible contractor after reviewing the situation.

CACI acquired a substantial portion of the assets of Premier Technology Group, Inc. ("PTG") in May 2003. PTG began providing support for U.S. Army intelligence, specifically providing intelligence analysts under GSA schedule work orders (kinds of work not dissimilar from the interrogation services, interviewing and intelligence information gathering activity and analyst functions, now being performed by CACI employees in Iraq), for the U.S. Army in Germany in 1999 under a GSA IT Schedule contract. That contract was solicited, awarded and administered by GSA. From the conclusion of that contract until the interrogation services work for the Army in Iraq began in September of 2003, PTG continued to provide support to Army intelligence activities under GSA schedule work orders. Then, when the U.S. Army sought interrogation support in the summer of 2003, contracting officials from the Department of Interior found that work to be within the scope of PTG's GSA schedule contract. Thus, at the time the work was awarded, CACI believed that it was appropriate to use the GSA IT Schedule for IT-related intelligence work. The GSA concluded that CACI was a responsible company, in its letter of July 7th, 2004.

Concerning the Company and These Matters:

While CACI provides services around the world for the U.S. government, its recent work in Iraq has received attention because of widely disseminated media reports of abuse at the Abu Ghraib prison. Much of the reporting and commentary about CACI has been misleading or false. However, neither the company nor any of its employees has been charged with any wrongdoing relating to its work at the prison.

The company has stated repeatedly that it will not condone, tolerate or endorse any illegal behavior at any time. The company will act forcefully and promptly if evidence is discovered showing that an employee acted in violation of the law or of CACI's policies. At the same time, the company will not rush to judgment on the basis of slander, distortion, false claims, partial reports, or any incomplete investigations. The company supports the concepts of the rule of law, due process, and the presumption of innocence. Vague, unsubstantiated allegations are not a sufficient basis on which to condemn anyone.

Since 1962, the company has successfully provided IT services during nine U.S. Presidential administrations that have had varying policies and objectives. With over 9,400 employees operating from over 100 office locations in the USA and around the world, CACI takes pride in satisfying its customers and in complying with the highest ethical standards. CACI's advanced information technology solutions and intelligence support services in Iraq enhance military effectiveness. Our efforts also free up the troops for other critical military missions. The company has been commended for its performance from its U.S. military customers in Iraq.

The company will continue to make media corrections through every available means.

Additional information, news releases, and FAQs on CACI's Iraq business and these related matters is available on CACI's website: www.caci.com.

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, homeland security and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,400 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S military operations in Iraq; the results of the appeal of CACI International Inc. ASBCA No. 53058; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or scheduled contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

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For other information contact:

Jody Brown
Senior Vice President, Public Relations
(703) 841-7801
jbrown@caci.com